United States
Securities and Exchange Commission
Washington, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013

DANIELS CORPORATE ADVISORY COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

333-169128 (Commission File Number)	04-3667624 (IRS Employer Identification No.)
Parker Towers, 104-60, Queens Boulevard 12th Floor Forest Hills, New York (principal executive offices)	92130 (Zip Code)

(347) 242-3148
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.

On November 1, 2013, the registrant and Lazarus Logistics and Consultants Corp. (the “Consultant”) executed that certain Corporate Development & Management Services Agreement (the “Agreement”) whereby the Consultant was to perform certain corporate development and strategic strategy advisory services.  As payment for the services to be rendered by the Consultant, the Consultant was to be issued certain shares of the commons tock of the registrant.  In payment for part of the fees due to the Consultant under the Agreement, the registrant issued to the Consultant 1,500,000 shares of the common stock of the registrant.  Inasmuch as the Consultant failed to perform it duties under the Agreement, the registrant has cancelled the Agreement and will not pay the Consultant any further compensation pursuant to the Agreement

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Shell Registrant transaction. Not applicable.

(d) Exhibits. 10.1 - Management Services Agreement" ("Agreement")with Lazarus Logistics and Consultants Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2015	DANIELS CORPORATE ADVISORY COMPANY, INC.

By /s/ Arthur D. Viola
Arthur D. Viola, Chief Executive Officer